Exhibit 10.3

ALERIS CORPORATION
2010 EQUITY INCENTIVE PLAN
2014 STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made effective as of the date set forth on Exhibit A hereto (the “Grant Date”) between ALERIS CORPORATION, a Delaware corporation f/k/a Aleris Holding Company (together with its successors and assigns) (the “Company”), and the person named on Exhibit A hereto (the “Optionee”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).
W I T N E S S E T H:

In consideration of the mutual promises and covenants made herein and of the Optionee having entered into an amended and restated employment agreement (the “Employment Agreement”) with a subsidiary of the Company effective as of September 15, 2013, and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:
1.Grant of Stock Option. Subject to the provisions of this Agreement and to the provisions of the Aleris Holding Company 2010 Equity Incentive Plan, as amended, supplemented or otherwise modified from time to time (the “Plan”), which is hereby incorporated by reference herein, to the extent set forth in Section 17 below, the Company grants to the Optionee as of the Grant Date the right and option (the “Stock Option”) to purchase shares of common stock of the Company, par value $0.01 per share (“Common Stock”). The Stock Option is granted at an exercise price per share of $27.20. Unless earlier terminated pursuant to the terms of this Agreement, the Stock Option shall (except to the extent otherwise provided in Section 10 below) expire on the tenth anniversary of the Grant Date (the “Option Period”). Subject to Section 17 below, this Agreement shall be construed in accordance with the provisions of the Plan. The Stock Option is not intended to be treated as an “incentive stock option,” as such term is defined in Section 422 of the Code. If requested by the Company, as a condition precedent to the Optionee’s exercise of any portion of the Stock Option pursuant to this Agreement prior to the effectiveness of an initial public offering of the Common Stock of the Company, the Optionee shall execute the Stockholders Agreement, if any (unless the Optionee has already done so), in which case the Optionee shall have all of the rights and obligations of a Stockholder (as such term is defined in the Stockholders Agreement) described therein in respect of any shares of Common Stock that are acquired by the Optionee pursuant to exercise of the Stock Option. For periods prior to the effectiveness of an initial public offering of the Common Stock of the Company, any shares of Common Stock received by the Optionee upon any exercise of the Stock Option shall be subject to all terms of the Stockholders Agreement (without regard to whether or not the Optionee is a party to the Stockholders Agreement).
2.    Exercisability of the Stock Option.
(a)    Time-Based Vesting. Subject to Section 5 of this Agreement, the Stock Option shall vest and become exercisable as follows:

Vesting Date	Vested Percentage	Cumulative Vested Percentage
January 15, 2015	25%	25%
January 15, 2016	25%	50%
January 15, 2017	50%	100%

(b)    Change of Control. Notwithstanding Section 2(a) and subject to Section 4 of this Agreement, upon a Change of Control, the Stock Option shall vest and become exercisable to the extent necessary to make the aggregate percentage of the Stock Option that has become vested and exercisable as of the date of such Change of Control at least equal to the percentage by which the Initial Investors have reduced their combined Common Stock interest in the Company (measured by the number of shares of the Company’s Common Stock acquired on the Effective Date and still held immediately following the Change of Control as compared to the number of shares of the Company’s Common Stock held as of the Effective Date, in each case as adjusted for stock splits, stock dividends, and the like); provided, however, that if the Initial Investors’ combined Common Stock interest in the Company is reduced by 75% or more (as measured above), then the Stock Option shall vest, and be exercisable, in full. By way of example and for illustration purposes only, if there is a Change of Control following the second anniversary of the Effective Date when 50% of the Stock Option is vested and exercisable and the Initial Investors reduce their combined Common Stock interest in the Company by 70%, then an additional 20% of the Stock Option shall vest and become exercisable upon the Change of Control, and, subject to Section 11 of the Plan and Section 7 of this Agreement, the remaining 30% of the Stock Option shall continue to vest in accordance with Section 2(a) hereof. For purposes of this Agreement, the terms “Initial Investors” and “Initial Investors and their affiliates” as used in the Plan and in this Agreement, including, without limitation, as applied to the “Change of Control” definition under the Plan, is hereby modified so that such terms are understood to include only Oaktree Capital Management, L.P. and its Affiliates and to exclude Apollo Management VII, L.P. and its Affiliates.
3.    Method of Exercise of the Stock Option.
(a)    All or any portion of the Stock Option that has become vested and exercisable may be exercised by delivery to the Company of a written notice stating the number of whole Shares to be purchased pursuant to this Agreement and, except as provided in Section 3(b) below, accompanied by cash or a personal check or bank draft in the amount equal to the aggregate exercise price for such Shares. The Stock Option may not be exercised in respect of any fractional Share unless specifically consented to by the Committee in writing. The exercise of less than the entire vested and exercisable portion of the Stock Option shall not cause the expiration, termination, or cancellation of the remaining Stock Option (whether the remaining Stock Option is vested or unvested, exercisable or not exercisable). All shares of Common Stock of the Company delivered upon any exercise of the Option shall, when delivered, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be registered for sale, and for resale, under U.S.,

State and federal securities laws to the extent that other securities of the same class are then so registered or qualified and (iii) be listed, or otherwise qualified, for trading on any securities exchange or securities market on which securities of the same class are then so listed or qualified.
(b)    The Optionee shall be able to satisfy all or any portion of (i) the exercise price, and/or (ii) applicable withholding taxes due in connection with such exercise, by (A) at his election reducing the number of Shares otherwise deliverable pursuant to such exercise of the Stock Option by a number of Shares (including, where applicable, fractional shares) having a Fair Market Value on the date of exercise equal to the exercise price and/or applicable withholding taxes (provided that, unless otherwise specifically consented to by the Committee, only the number of whole Shares deliverable pursuant to the requested exercise (after giving effect to such reduction) shall be delivered to the Optionee, with any remaining fractional Share deemed unexercised and, only to the extent permitted by the terms of this Agreement, to remain outstanding and exercisable) or (B) at the sole discretion of the Committee, utilizing some other form of net physical settlement or method of cashless exercise as determined by the Committee. The Committee may, in its sole discretion, also permit payment of all or any portion of the exercise price and/or applicable withholding taxes due in connection with such exercise by surrender by the Optionee of a number of Shares that are already owned by the Optionee having a Fair Market Value equal to such portion of the exercise price and/or applicable withholding taxes. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date that the Stock Option is exercised.
4.    Termination of Employment.
(a)    Termination for Cause or without Good Reason. If the Optionee’s employment under the Employment Agreement is terminated by his employer at any time for Cause, the Stock Option (including any exercisable portion thereof to the extent not yet exercised) shall be cancelled and forfeited in its entirety as of the Date of Termination (as defined in the Employment Agreement) without consideration therefor and expire on such date; provided that, for avoidance of doubt, the Stock Option (to the extent previously exercised), and any distribution previously made in respect of the Stock Option upon exercise or cancellation, shall be subject to forfeiture only as expressly provided elsewhere in this Agreement or in the Employment Agreement; and, provided, further, that the foregoing shall not in any way limit any other rights that either party may have with respect to the other party. If the Optionee’s employment under the Employment Agreement is terminated by the Optionee without Good Reason (as defined in the Employment Agreement), (i) the portion of the Stock Option that is unvested on the Date of Termination shall be cancelled and forfeited without consideration therefor, and (ii) subject to Section 7 of this Agreement, the portion of the Stock Option that is vested and exercisable on the date of such termination may be exercised at any time through the earlier of (a) the 90th day following the Date of Termination and (b) the last day of the Option Period, and after which such portion shall (except to the extent otherwise provided in Section 10 below) expire.

(b)    Termination without Cause or for Good Reason. If the Optionee’s employment under the Employment Agreement is terminated by his employer not for Cause (including, for avoidance of doubt, due to non-extension of the Employment Period by his employer under Section 3 of the Employment Agreement) or by the Optionee with Good Reason, the Stock Option shall vest and become exercisable on the Date of Termination with respect to 50% of the Shares covered respectively thereby that have not previously vested and become exercisable as of such date. Subject to Section 7 of this Agreement, the portion of the Stock Option that is or becomes exercisable on the Date of Termination may be exercised at any time through the earlier of (i) the six (6) month anniversary of the Date of Termination and (ii) the last day of the Option Period, and after which such portion shall (except to the extent otherwise provided in Section 10 below) expire. Notwithstanding the foregoing, if the Optionee’s employment under the Employment Agreement is terminated by his employer not for Cause or by the Optionee with Good Reason, in each case, in anticipation of or within twelve (12) months following a Change of Control, the entire Stock Option shall become vested and exercisable immediately and, subject to Section 7 of this Agreement, may be exercised at any time through the earlier of (a) the twelve (12) month anniversary of the Date of Termination, and (b) the last day of the Option Period, after which such portion shall (except to the extent otherwise provided in Section 10 below) expire. For purposes of this Section 4(b), a termination of employment will be deemed to be “in anticipation of” a Change of Control if such termination (or the Good Reason event giving rise to such termination) is done by the Company or any Subsidiary or Affiliate with the principal purpose of avoiding or evading its compensation obligations that would arise upon a termination following a Change of Control.
(c)    Termination due to death or Disability. If the Optionee’s employment is terminated as a result of the Optionee’s death or Disability, (i) the portion of the Stock Option that is unvested at the time of such termination shall be cancelled and forfeited without consideration therefor, and (ii) the portion of the Stock Option that is vested and exercisable as of the Date of Termination may be exercised at any time through the earlier of (a) the one-year anniversary of the Date of Termination and (b) the last day of the Option Period, subject to Section 7 of this Agreement, after which such portion shall (except to the extent otherwise provided in Section 10 below) expire.
(d)    Nothing in this Agreement or the Plan shall confer upon the Optionee any right to continue in the employ or service of the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate the Optionee’s employment or service at any time and for any reason.
5.    Nontransferability of the Stock Option. The Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Optionee (other than, in the event of the Optionee’s death, or by will or the applicable laws of descent and distribution) and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance in violation of this Section 5 shall be void and unenforceable against the Company or any Subsidiary or Affiliate. The Stock Option may be exercised during the lifetime of the Optionee, only by such Optionee, and if exercisable after the death of the Optionee, may be exercised by his legatees, personal representatives or distributees. Any permitted transfer of the Stock Option by will or the laws of descent and distribution shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may reasonably deem necessary to establish the validity of the transfer, the acceptance by the transferee or transferees of the terms and conditions of the Plan and this Agreement and the agreement to be bound by the acknowledgments made by the Optionee in connection with the grant of this Stock Option.
6.    Rights as a Stockholder. Neither the Optionee nor any transferee of the Stock Option shall have any rights as a stockholder, including, without limitation, the right to receive dividends, with respect to any Shares covered by the Stock Option until the date when his or her purchase is entered upon the records of the Company or the duly authorized transfer agent of the Company.
7.    Adjustment in the Event of Change in Stock; Change of Control.
(a)    In the event of any merger, consolidation, reorganization, recapitalization, spin-off, split-up, combination, modification of securities, exchange of securities, liquidation, dissolution, share split, reverse share split, share dividend, other distribution of securities or other property in respect of shares or other securities (other than ordinary recurring cash dividends), or other change in corporate structure or capitalization affecting the rights or value of the securities and property then subject to the Stock Option, the Committee shall promptly make equitable and appropriate adjustment(s) in the number and/or kind of the securities and/or property that are subject to the Stock Option, and/or the exercise price, and/or other terms or conditions of the Stock Option, so as to avoid dilution or enlargement of the benefits or potential benefits represented by the Stock Option. Any determination made by the Committee regarding any adjustment will, to the extent reasonable and made in good faith, be final and conclusive.
(b)    Effective upon a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governmental agency or self-regulatory body and without in any way limiting the extent of Section 7(a), the Committee is authorized (but not obligated) to make any or all of the following adjustments (or any combination thereof) to the Stock Option:
(i)    the continuation or assumption of the Stock Option by the Company (if it is the surviving corporation) or by the surviving corporation or any direct or indirect parent of either, in a manner consistent with Section 7(a) above;
(ii)    the substitution by the surviving corporation, or any direct or indirect parent thereof, of the Stock Option with a stock option having substantially the same terms as the Stock Option being replaced, in a manner consistent with Section 7(a) above;
(iii)    the acceleration of the vesting and exercisability of the Stock Option, so that it is fully vested and exercisable immediately prior to or as of the date of the Change of Control, and the expiration of the Stock Option to the extent not exercised (subject to Section 10 below) as of the date of the Change of Control or other later date thereafter designated by the Committee; or
(iv)    the cancellation of all or any portion of the Stock Option in exchange for a cash payment, and/or such other property (if any) as is paid as consideration to holders of Shares in the Change of Control, having an aggregate Fair Market Value equal (in each case) to the excess, if any, of the Fair Market Value of the securities and other property subject to the Stock Option or portion thereof being cancelled over the aggregate exercise price for the Stock Option or portion thereof being cancelled (and, for the avoidance of doubt, if there is no such excess, such Option may be cancelled without any payment or consideration therefor).
(c)    Except as expressly provided in the Plan or this Agreement, the Optionee shall not have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or this Agreement, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to this Agreement.
(d)    Notwithstanding anything to the contrary in this Agreement or elsewhere, no adjustment shall be made to the Stock Option that would cause it, or any portion of it, to be treated as “deferred compensation” for purposes of Section 409A of the Code.
8.    General Assets. Nothing contained in the Plan or this Agreement, and no action taken pursuant to their provisions, shall be construed to create a trust of any kind, nor any fiduciary relationship between the Company or any Subsidiary or Affiliate, on the one hand, and the Participant, the Participant’s beneficiary or legal representative or any other person, on the other. To the extent that any person acquires a right to receive payments or other property from the Company under the Plan or this Agreement, such right shall be no greater than the rights of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and all amounts and property credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company.
9.    Responsibility for Taxes. Except to the extent otherwise provided in certain circumstances that apply with respect to the exercise of the Stock Option in Section 3(b) above, the Optionee shall be solely responsible for all taxes imposed on the Optionee (including, without limitation, applicable federal, state, provincial, territorial, local or foreign income, social security, estate or excise taxes) that may be payable as a result of the Optionee’s participation in the Plan or as a result of the grant, vesting, or exercise of the Stock Option and/or the sale, disposition or transfer of any shares of Common Stock acquired upon the Optionee’s exercise of the Stock Option, excluding, however, for avoidance of doubt, the employer’s portion of any such taxes. Subject to any election the Optionee may have made under Section 3(b) above, as a condition of the exercise of the Stock Option, prior to the delivery of a certificate or certificates representing any share of Common Stock and immediately following the exercise of any Stock Option, the Optionee must pay to the Company, any amount that the Company determines it is required to withhold from payments to the employee (other than, for avoidance of doubt, the employer’s portion of any such taxes) under any applicable and federal, state, provincial, territorial, local or foreign tax laws upon the exercise of the Stock Option and the transfer of such Shares subject to the Stock Option. Subject to any election the Optionee may have made under Section 3(b) above, the Parties hereby acknowledge that the Company and its Subsidiaries and Affiliates shall have the right and are authorized to offset from any compensation or other amounts owing to the Optionee the amount of any required tax withholding and payroll taxes in respect of a Stock Option, its exercise or any payment or transfer under this Agreement (other than, for avoidance of doubt, the employer’s portion of any such taxes) and to take such other action as may be necessary to satisfy all obligations for the payment of such taxes.
10.    Government and Other Regulations.
(a)    Shares shall not be issued pursuant to the Stock Option unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Exchange Act, the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. No delay in issuance shall result in the expiration of the exercisability of all, or any portion of, the Stock Option. Except otherwise provided in this Agreement, the Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and, accordingly, any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company reasonably deems it necessary to ensure that the issuance of Shares pursuant to this Stock Option is not required to be registered under any applicable securities laws, the Optionee shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably determines necessary or appropriate to satisfy such requirements.
(b)    The exercise of the Stock Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which such Shares are traded. The Company may, in its reasonable discretion, defer the effectiveness of the exercise of the Stock Option or the issuance or transfer of Shares pending or to ensure compliance under federal or state securities laws or the rules or regulations of any exchange on which such Shares are then listed for trading. The Company shall inform the Optionee in writing of its decision to defer the effectiveness of the exercise of the Stock Option or the issuance or transfer of Shares. During the period that the effectiveness of the exercise of the Stock Option has been deferred, the Optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto. No delay in exercise pursuant to this Section 10(b) shall result in the expiration of all, or any portion of, the Stock Option until at least 10 business days after exercise has been permitted.
(c)    As a condition to any exercise of the Stock Option, upon reasonable request by the Company, the Optionee will be required to represent, warrant and covenant as follows:
(i)    The Optionee is acquiring the Shares for his own account and not with a view to, or for sale in connection with, any distribution of the shares of Common Stock in violation of the Securities Act or any rule or regulation under the Securities Act or in violation of any applicable state securities law.
(ii)    The Optionee has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.
(iii)    The Optionee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in acquiring the Shares and to make an informed investment decision with respect to such investment.
(iv)    The Optionee can afford the complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.
(v)    The Optionee understands that, until the effectiveness of an initial public offering of the Common Stock of the Company, (I) the Shares have not been registered under the Securities Act and constitute “restricted securities” within the meaning of Rule 144 under the Securities Act; (II) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (III) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Shares and there is no commitment on the part of the Company to make any such filing.
(vi)    In addition, upon any exercise of the Stock Option, and as a condition thereof, the Optionee will make or enter into such other written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.
11.    Tax Reporting. Upon the exercise of all or any portion of the Stock Option in accordance with Section 3 above, the Optionee shall recognize taxable income and the Company shall report such taxable income to the appropriate taxing authorities as it determines to be necessary and appropriate.
12.    Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein and without limiting any other rights and remedies of the Company, if the Optionee (i) materially violates the restrictive covenants in the Employment Agreement relating to non-competition, non-solicitation or non-disclosure or (ii) engages in fraud or other willful misconduct that contributes materially to any significant financial restatement or material loss, the Committee may, at any time up to six months after learning of such conduct, cancel the Stock Option, including any vested portions thereof, or require the Optionee to forfeit or to repay to the Company the after-tax gain realized on any previously exercised portion of the Stock Option; provided, however, that (a) except in cases of willful misconduct, the Optionee shall be provided a fifteen (15) day cure period to cease and to cure the conduct described in clause (i) of this Section 12. To the extent once vested, the Stock Option (and any proceeds received in respect of the Stock Option) shall be wholly non-forfeitable except as expressly set forth in this Agreement or the Employment Agreement; provided that the foregoing shall not in any way limit any other rights that either party may have with respect to the other party.
13.    Fair Market Value. Prior to the effectiveness of an initial public offering of the Common Stock of the Company, for purposes of this Agreement, “Fair Market Value”, as of any date, shall mean fair market value as of such date determined without discount for lack of liquidity, lack of control, minority status, contractual restrictions or the like, provided that, when used in respect of Shares, for so long as (i) the Shares are not listed on a national securities exchange, (ii) the Shares are not quoted in an inter-dealer quotation system on a last sale basis and (iii) Oaktree Capital Management, L.P. or any of its affiliates (collectively, “Oaktree”) are holding Shares, then, other than in the context of a Change of Control, the Fair Market Value of such Shares shall be as determined using the same methodology that was used for the then-most-recent determination of the value of Shares reported by Oaktree to its investors; and provided further that for securities that are listed on a national securities exchange, “Fair Market Value”, as of any date, shall mean the closing sale price reported as having occurred on the primary exchange on which the security is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; and, for securities that are not listed on any national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, “Fair Market Value”, as of any date, shall mean the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. For the avoidance of doubt, the foregoing valuation approach shall not be interpreted to provide the Optionee with a compensatory benefit but rather is intended by the parties to promote consistency in making determinations of the fair market value of Shares. Following the effectiveness of an initial public offering of the Common Stock of the Company, for purposes of this Agreement, “Fair Market Value” shall have the meaning ascribed to it in the Plan.
14.    Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Optionee:	To the address specified in Exhibit A hereto or to any updated address filed by the Executive with the Company.

With a copy to:
Morrison Cohen LLP
909 Third Avenue, 27th Floor
New York, NY 10022
Attn: Robert M. Sedgwick, Esq.

If to the Company:	Aleris Corporation
25825 Science Park Drive, Suite 400
Beachwood, Ohio 44122
Attention: Christopher R. Clegg

or to such other address or facsimile number as either party shall have furnished to the other in writing in accordance with this Section 14. Notice and communications shall be effective when actually received by the addressee.

15.    Stockholders Agreement. Prior to the effectiveness of an initial public offering of the Common Stock of the Company, neither the adoption of the Plan nor the grant of the Stock Option pursuant to this Agreement shall restrict in any way the adoption of any amendment, supplement or other modification of the Stockholders Agreement, if any, in accordance with the terms of such agreement.
16.    Governing Law. This Agreement shall be governed by, and construed in accordance with, its express terms, and otherwise in accordance with the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such state and without regard to the principles of conflicts of laws thereof or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than such state.
17.    Stock Option Subject to the Plan. By entering into this Agreement, the Optionee agrees and acknowledges that (i) the Optionee has received and read a copy of the Plan as in effect on the date hereof, and (ii) the Stock Option is subject to the Plan, and (iii) Shares acquired upon the exercise of the Stock Option are subject to the terms of the Stockholders Agreement. In the event of a conflict between any term or provision contained in this Agreement and any term or provision of the Plan and the Stockholders Agreement, the terms and provisions of the Stockholders Agreement and then in descending order this Agreement and the Plan shall prevail. No amendment to the Plan that is inconsistent with the express terms of this Agreement and that adversely affects any of the Optionee’s rights under this Agreement shall be effective as to this Agreement without the Optionee’s prior written consent; provided, however, the Committee may amend the Plan and this Agreement to the extent necessary to comply with applicable law.
Notwithstanding the foregoing, following the effectiveness of an initial public offering of the Common Stock of the Company, this Section 17 shall be revised to read as follows: “Stock Option Subject to the Plan. By entering into this Agreement, the Optionee agrees and acknowledges that (i) the Optionee has received and read a copy of the Plan as in effect on the date hereof, and (ii) the Stock Option is subject to the Plan. In the event of a conflict between any term or provision contained in this Agreement and any term or provision of the Plan, the terms and provisions of this Agreement shall prevail. No amendment to the Plan that is inconsistent with the express terms of this Agreement and that adversely affects any of the Optionee’s rights under this Agreement shall be effective as to this Agreement without the Optionee’s prior written consent; provided, however, the Committee may amend the Plan and this Agreement to the extent necessary to comply with applicable law.”
18.    Certain Specific Acknowledgments; Dispute Resolution. The Company represents and acknowledges that it has secured the approval of any person or body whose approval is necessary as of the Grant Date for it to enter into this Agreement and perform its obligations under it, and that upon execution and delivery of the Agreement by the parties, this Agreement shall be a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally. Any dispute arising under or relating to this Agreement shall be resolved in accordance with Section 11(i) of the Employment Agreement.
19.    Effect of Agreement; Entire Agreement. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company and to any transferee or successor of the Optionee pursuant to Section 5 of this Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.
20.    Titles and Headings. The titles and headings of the sections in this Agreement are for convenience of reference only, and, in the event of any conflict, the text of this Agreement, rather than such titles or headings, shall control.
21.    Amendment. This Agreement may not be modified, amended or waived to the extent it would impair the rights of the Optionee, except by an instrument in writing that specifically identifies the provision of this Agreement being modified, amended or waived and that is signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of any provision of this Agreement.
22.    Code Section 409A. To the extent applicable, notwithstanding anything herein to the contrary, this Agreement and the Stock Option issued hereunder are intended not to be governed by or to be in compliance with Section 409A of the Code. To the extent applicable, this Agreement and the Stock Option shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Grant Date.

23.    Relationship to Other Benefits. No payment under this Agreement shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary or Affiliate except as otherwise specifically provided in such other plan.
24.    No Retention Rights; No Right to Incentive Award. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his Service at any time and for any reason, with or without Cause. The Committee’s granting of the Stock Option or other Award to the Optionee shall neither require the Committee to grant the Stock Option or other Award to the Optionee or any other Participant in the Plan or other person at any time nor preclude the Committee from making subsequent grants to the Optionee or any other Participant in the Plan or other person.
25.    Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures delivered by facsimile (including by “pdf”) shall be effective for all purposes.
26.    Optionee Acknowledgement.  Section 2(c)(v) of the Employment Agreement provides that the Optionee shall be granted stock options in January 2014.  At the sole request of the Optionee, the number of shares of Common Stock subject to this Stock Option is lower than the number of shares originally contemplated by Section 2(c)(v) of the Employment Agreement and authorized by the Committee.  The Optionee accepts this Stock Option in full and complete satisfaction of the Company's obligations under said Section 2(c)(v).
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set the Optionee’s hand.

ALERIS CORPORATION

By:	/s/ Christopher R. Clegg
Christopher R. Clegg
Executive Vice President, General Counsel & Secretary

/s/ Steven J. Demetriou
Optionee: Steven J. Demetriou
Date:

Exhibit A to
2014 Stock Option Agreement
Aleris Corporation

Date of Option Grant:	January 15, 2014

Name and Address of Optionee:
Steven J. Demetriou
At the last known address in the Company’s personnel records

	Number of Shares	Exercise Price

Stock Option	333,333	$27.20

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